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Exhibit 11

                               CORVEL CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS

Shares used in per share calculations were determined as follows:


                                                           Three months ended Dec. 31,
                                                               1998          1999
                                                            ----------    ----------
Weighted shares for basic earnings per share computation     8,128,000     8,023,000

Net effect of dilutive common stock options                    115,000       119,000
                                                            ----------    ----------

Weighted shares for diluted earnings per share               8,243,000     8,142,000
                                                            ==========    ==========

NET INCOME                                                  $2,624,000    $3,013,000
                                                            ==========    ==========

BASIC EARNINGS PER SHARE                                    $      .32    $      .38
                                                            ==========    ==========

DILUTED EARNINGS PER SHARE                                  $      .32    $      .37
                                                            ==========    ==========

                                                            Nine months ended Dec. 31,
                                                               1998          1999
                                                            ----------    ----------
Weighted shares for basic earnings per share                 8,163,000     8,090,000

Net effect of dilutive common stock options                    113,000       120,000
                                                            ----------    ----------

Weighted shares for diluted earnings per share               8,276,000     8,210,000
                                                            ==========    ==========

NET INCOME                                                  $7,681,000    $8,860,000
                                                            ==========    ==========

BASIC EARNINGS PER SHARE                                    $      .94    $     1.10
                                                            ==========    ==========

DILUTED EARNINGS PER SHARE                                  $      .93    $     1.08
                                                            ==========    ==========